UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2005

FRISCH’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

OHIO	1-7323	31-0523213
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 GILBERT AVENUE, CINCINNATI, OHIO	45206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 513-961-2660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Jack C. Maier, Chairman of the Board and former President and Chief Executive Officer of Frisch’s Restaurants, Inc., died on February 2, 2005.

Frisch’s Restaurants, Inc. (the Company) owns life insurance policies that covered the life of Mr. Maier. The estimated aggregated death benefits of these policies approximate $9,000,000. The Company will report a gain, currently estimated at approximately $4,000,000, or $.78 diluted earnings per share, in its third quarter that ends March 6, 2005. The transaction is expected to lower the estimated effective tax rate for fiscal 2005 from 36 percent to approximately 29.5 percent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRISCH’S RESTAURANTS, INC.
(registrant)

DATE February 8, 2005

	BY	/s/ Donald H. Walker
Donald H. Walker
Vice President - Finance and Principal Financial Officer